SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 18, 1999 between Shelby Williams Industries, Inc., a Delaware corporation, Sellers & Josephson Inc., a New Jersey corporation, and Madison Furniture Industries, Inc., a Mississippi corporation (collectively, the "Additional Guarantors"), Falcon Products, Inc., a Delaware corporation (the "Company"), Falcon Holdings, Inc., a Missouri corporation, Howe Furniture Corporation, a New York corporation, Johnson Industries, Inc., an Illinois corporation, SY Acquisition, Inc., a Delaware corporation (collectively, the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 17, 1999, providing for the issuance of an aggregate principal amount of $100,000,000 of 11M% Series A and Series B Senior Securities due 2009;

         WHEREAS, Section 4.26 of the Indenture provides that under certain circumstances the Company and the Guarantors are required to cause the Additional Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company's Obligations under the Indenture and the Securities pursuant to a guarantee (the "Additional Guarantee") on the terms and conditions of the Guarantee by the Guarantors in Article 11 of the Indenture and on the other terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 7.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Additional Guarantors hereby agrees, jointly and severally with all other guarantors, to guarantee the Company's Obligations under the Indenture and the Securities on the terms and subject to the conditions set forth herein and in Article 11 of the Indenture (including the obligation to pay Liquidated Damages under the provisions of the Registration Rights Agreement) and to be bound by all other applicable provisions of the Indenture. Pursuant to Section 11.01 of the Indenture, the Additional Guarantors agree that the Subsidiary Guarantees set forth in Article 11 of the Indenture, as supplemented by its agreement to guarantee contained herein shall remain in full force and effect and apply to all of the Securities notwithstanding any failure by the Additional Guarantors to endorse on such Securities a notation of the Subsidiary Guarantor.

         3. RELEASE OF ADDITIONAL GUARANTOR. In the event that the holders of any of the Company's other Indebtedness which is guaranteed by the Additional Guarantors release the Additional Guarantors from its guarantee in respect of such other Indebtedness, except a discharge or release by or as a result of any payment under the guarantee of such other Indebtedness by the Additional Guarantors, the Additional Guarantors shall be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee; provided however, if, after such release, any guarantee under such other Indebtedness is subsequently reincurred or reinstated, then such Additional Guarantors reincurring or reinstating such guarantee under such other Indebtedness shall execute and reinstate its Additional Guarantee hereunder. Upon receipt of an Officers' Certificate, the Trustee shall execute any documents reasonably requested by the Company, the Guarantors or the Additional Guarantors in order to evidence the release of such Additional Guarantors from its obligations under the Additional Guarantee.

         4. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or the Additional Guarantors or any successor entity shall have any personal liability for any Obligations of the Company, the Guarantors or the Additional Guarantors or any successor entity under the Additional Guarantee, by reason of his or its status as such stockholder, employee, officer or director.

         Each Holder by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Securities.

         5. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         6. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7. EFFECT OF THE HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                        ADDITIONAL GUARANTORS:

                                        SHELBY WILLIAMS INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        SELLERS & JOSEPHSON INC.


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        MADISON FURNITURE INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        COMPANY:

                                        FALCON PRODUCTS, INC.


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        GUARANTORS:

                                        FALCON HOLDINGS, INC.,


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        HOWE FURNITURE CORPORATION


                                        By:
                                            ------------------------------------
                                            Name: Michael J Dreller
                                            Title:

                                        JOHNSON INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        SY ACQUISITION, INC.


                                        By:
                                            ------------------------------------
                                            Name: Michael J. Dreller
                                            Title:


                                        TRUSTEE:

                                        THE BANK OF NEW YORK


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title: